UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Andrew Corporation
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CommScope and Andrew Transition News

September 17, 2007

Welcome to the fourth edition of CommScope and Andrew Transition News, our vehicle for communicating with everyone about the progress of bringing together our two strong companies.

Key Developments

•                  Antitrust review status

•                  Transition teams

•                  Employee questions

Antitrust Review Status

CommScope and Andrew are working diligently to secure the regulatory approvals necessary for our proposed transaction to move forward.

In Europe, our request that the transaction be reviewed by the European Commission and not its individual member states resulted in no objections and therefore was granted, which means the EC will be the sole ruling authority in Europe for approval of the merger.  This should make the European review process more efficient.

In the United States, the companies continue to provide information to and have discussions with the Department of Justice, as part of the DOJ’s antitrust review of the transaction under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.  We do not know when a decision will be reached by the DOJ, but we are working hard to fulfill the DOJ’s requests and bring a positive outcome as soon as possible.  We continue to expect to close the transaction before the end of 2007.

We will issue a press release and provide updates to you when we receive a decision.

For additional background on the DOJ review process, please refer to the August 16 edition of Transition News.

Transition Teams

More than 50 transition teams continue their work on evaluating and determining the best way to combine various key functions in the two companies for the long-term success of CommScope after closing the acquisition.  (The exception is work by some of the teams involved in competitive areas of our two businesses.  Those teams’ efforts are being delayed because of the need to follow procedures ensuring that competitively sensitive information will not be used inappropriately.)  The development of high level plans for each of the areas is nearing completion.  Once those plans are approved by the executive steering committee, the detailed planning phase will begin with the intention of completion by the time the acquisition is closed.

Employee Frequently Asked Questions

Employees from both companies have asked many good questions about our proposed combination.  We will attempt to answer several of them in each issue of Transition News.  You can submit transition questions to:  communications@andrew.com

Additionally, we encourage you to discuss issues and concerns with your manager or Human Resources contact, as we may not be able to answer all questions in upcoming news updates.  Here are some recently submitted questions:

As an Andrew shareowner, what will I have to do with my shares once the transaction is closed?

A:  After the merger is consummated, you will receive written instructions from Mellon Investor Services LLC, acting as CommScope’s exchange agent, explaining how to exchange your stock certificates.  If you hold shares through a brokerage account, your broker will facilitate the exchange on your behalf.  Additional information for shareholders will be contained in the proxy that will be mailed to all Andrew shareholders in the coming weeks.

How will current Andrew facilities and products be affected by this merger in the long term?

A:  The strategic combination of CommScope and Andrew is a catalyst for growth.   Everyone should expect change as we integrate two major companies and execute our strategy to create value for customers and stockholders. However, it is too soon in the transition process to provide specifics about any individual business unit or facility.

Until the transaction closes, which we expect by the end of 2007, CommScope and Andrew employees need to remain focused on achieving their goals and serving customers with the passion and dedication that they expect from our two companies.

During the transition process, can employees offer suggestions and recommendations on ways to improve the organization or the way we do things?

A:  Yes.  As always, the best way to raise concerns or offer suggestions is via your site or business unit management.  We expect managers to serve as an important two-way conduit within the organization for information and recommendations.  Your local HR contact is another option for your suggestions, too.

What health insurance provider does CommScope use for employee coverage?

A:  CommScope currently utilizes a different primary health insurance provider than Andrew.  However, after the transaction closes, Andrew employees will retain their existing or comparable benefit structures and plans for a minimum of one year.  After this transition period, CommScope expects to begin consolidating compensation and benefit plans, which may include some features from each company’s current plan to ensure competitive benefit plans are available for employees in all the combined company’s locations.

How does the acquisition impact pensions and retirement account funds for impacted Andrew employees?

A:  Existing pension and retirement accounts will not be affected by the pending transaction. Any retirement program changes (predominately for the US) for the soon-to-be-combined companies are still to be determined.  In the meantime, we anticipate there will be no changes to the existing retirement plans for one year after close of the transaction.

Is the merger agreement being renegotiated or changed due to regulatory issues?

A:  No. The agreement that was signed on June 26 remains unchanged and both companies remain confident the transaction will close as planned prior to the end of 2007.

Does CommScope offer educational benefits such as tuition reimbursement for employees?  How are employees affected who currently utilize Andrew’s tuition reimbursement benefit?

A:  Andrew employees will retain their existing or comparable benefit plans, including tuition reimbursement, for at least a year after the closing of the transaction.  CommScope also offers its employees a similar educational benefit program.

Look for more employee frequently asked questions in the next edition of CommScope and Andrew Transition News.

Forward-Looking Statements

This document may contain forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s stockholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew.  For a more complete description of factors that could cause such a difference, as well as risk and uncertainties generally applicable to CommScope and Andrew, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope filed a registration statement with the SEC on Form S-4 (File No. 333-145398) containing a preliminary proxy statement/prospectus and CommScope and Andrew expect to mail a definitive proxy statement/prospectus to Andrew’s stockholders containing information about the merger.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY.

The registration statement and the proxy statement/prospectus contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders may obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations	Investor Relations
CommScope, Inc.	Andrew Corporation
1100 CommScope Place, SE	3 Westbrook Corporate Center
P.O. Box 339	Suite 900
Hickory, North Carolina 28602 U.S.A.	Westchester, Illinois 60154 U.S.A.
Phone: 1-828-324-2200	Phone: 1-800-232-6767 or 1-708-236-6616
Fax: 1-828-982-1708	Fax: 1-708-492-3774
E-mail: investor.relations@commscope.com	E-mail: investor.relations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation is contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

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